January 8, 1999



Alan W. Kaufman
C/O QueryObject Systems Corporation
60 Charles Lindbergh Blvd.
Uniondale, NY 11553

The Terms and Conditions set forth below serve as an amendment and extension to the Employment/Consulting Agreement (the "Agreement") dated October 14, 1997 between Alan W. Kaufman and QueryObject Systems Corporation (the "Company"), formerly "CrossZ Software Corporation".

TERMS AND CONDITIONS:

1. The Agreement is hereby extended for a one-year period ending October 13, 1999. All terms of the Agreement remain in full force and effect, except to the extent that it is modified herein.

2. Your capacity as an officer of the Company has been changed from "President and Chief Executive Officer" to "Chairman of the Board", as approved by the Board of Directors of the Company on December 9, 1998.

3. Any stock options granted to you by the Company subsequent to the initial grant included in the Agreement, will be subject to the same continuity of vesting provisions as defined therein.

4. During the period of this extension of the Agreement, you will be entitled to unlimited paid vacation days. However, you will use your best efforts to be available to perform your role as Chairman of the Board and to continue to represent the Company where required.



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Please indicate your  acknowledgment and agreement with the Terms and Conditions as set forth herein, by signing below.


Agreed To:                                 /S/ Daniel M. Pess
                                           ----------------------------------
                                           Daniel M. Pess
                                           Executive Vice President - Finance



                                           /s/ Alan W. Kaufman
                                           ----------------------------------
                                           Alan W. Kaufman